UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 29, 2015

BTU International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17297	04-2781248
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

23 Esquire Road, N. Billerica, Massachusetts	01862
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 667-4111

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 30, 2015, Amtech Systems, Inc., an Arizona corporation (“Amtech”), completed the previously announced acquisition of BTU International, Inc., a Delaware corporation (the “Company”), through the merger of BTU Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Amtech (“Merger Sub”), with and into the Company (the “Merger”), pursuant to the Agreement and Plan of Merger, dated as of October 21, 2014, by and among Amtech, Merger Sub and the Company (the “Merger Agreement”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company (“Company Shares”), issued and outstanding immediately prior to the effective time of the Merger (including any Company restricted stock units that became vested and converted into unrestricted Company Shares pursuant to the Merger Agreement) was converted into the right to receive and became exchangeable for 0.3291 shares of common stock (the “Exchange Ratio”), par value $0.01 per share, of Amtech (“Amtech Shares”). Any outstanding Company stock option was assumed by Amtech and was converted into an option to purchase shares of Amtech common stock on substantially the same terms and conditions as were applicable to such Company stock option, with appropriate adjustments based upon the Exchange Ratio to the exercise price and the number of shares of Amtech common stock subject to such stock option.

Trading in the Company’s common stock on the NASDAQ Global Market (“NASDAQ”) was suspended in connection with the consummation of the Merger.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 22, 2014, which is incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 30, 2015, in connection with the Merger, the Company notified NASDAQ of its intent to remove its common stock from listing on NASDAQ and requested that NASDAQ file a delisting application with the SEC to delist and deregister the Company’s common stock. On January 30, 2015, NASDAQ filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25, to delist and deregister the Company’s common stock. Upon effectiveness of the Form 25, the Company intends to file with a Form 15 with the SEC to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 is incorporated by reference herein.

Effective upon the closing of the Merger, the Company’s stockholders immediately prior to the effective time of the Merger ceased to have any rights as stockholders of the Company (other than their right to receive the applicable merger consideration).

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated by reference herein. The information set forth under the caption “Employment Agreements” in the Company’s Current Report on Form 8-K filed with the SEC on October 22, 2014 is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the Merger, J.S. Whang, Fokko Pentinga and Bradley Anderson, the directors of Merger Sub immediately prior to the effective time of the Merger, became the members of the board of directors of the Company. In connection therewith, all of the members of the board of directors of the Company and all committees thereof, immediately prior to the effective time of the Merger, were removed from such positions.

Effective upon the closing of the Merger, J.S. Whang, Executive Chairman, Fokko Pentinga, President and Chief Executive Officer, and Bradley Anderson, Executive Vice President, Chief Financial Officer and Treasurer, the officers of Merger Sub immediately prior to the effective time of the Merger, became the officers of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon the closing of the Merger, the certificate of incorporation and bylaws of the Company, each as amended, were amended and restated in their entirety. The newly-adopted certificate of incorporation and bylaws of the Company are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 29, 2015, the Company held a special meeting of stockholders (the “Special Meeting”) to consider and vote on (i) a proposal to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Amtech (the “Merger Proposal”); (ii) a proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal (the “Adjournment Proposal”); and (iii) a proposal to approve, on an advisory (non-binding) basis, the compensation that certain executive officers of the Company may receive in connection with the Merger pursuant to existing agreements or arrangements with the Company (the “Merger-related Compensation Proposal”).

The Merger Proposal was approved by the Company’s stockholders and the final report of the votes for this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
7,818,148	236,342	9,617	0

As a result of the above, the Adjournment Proposal was mooted.

The Merger-related Compensation Proposal was approved by the Company’s stockholders and the final report of the votes for this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
5,919,426	780,057	1,364,624	0

There were no other matters submitted to a vote of the Company’s stockholders.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of BTU International, Inc.

3.2	Amended and Restated By-Laws of BTU International, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 30, 2015	BTU International, Inc.

	By:	/s/ Bradley C. Anderson
	Name:	Bradley C. Anderson
	Title:	Executive Vice President, Chief Financial Officer and Treasurer